Exhibit 16.1

May 6, 2010

United States Securities & Exchange Commission
100 F Street, NE
Washington, D.C.20549

Ladies and Gentlemen:

The firm of Bartolomei Pucciarelli, LLC  was previously principal accountant for Darwin Resources, Inc.  We have read the Company's statements included under Item 4.01 of its Form 8-K dated May 3, 2010, and we agree with such statements contained therein as they pertain to our engagement and subsequent termination.

Sincerely,

/s/ Bartolomei Pucciarelli, LLC
Bartolomei Pucciarelli, LLC